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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 15, 2000 on the combined statement of revenue and certain expenses of the Reckson Morris Industrial Portfolio - Phase II and Phase III as of December 31, 1999, included in this Form 8-K/A, into the Company's previously filed: Form S-3 Registration Statements File Nos. 333-58971, 333-59251, 333-67637, 333-74277, 333-77627, 333-89095, 333-92741,
333-31504 and Form S-8 Registration Statement File No. 333-70529.

                                               /s/ Arthur Andersen LLP

Philadelphia, Pa.
    July 17, 2000